SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2005

QUEST OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2000 East Lamar Boulevard Suite 600
Arlington, Texas 76006
(Address of principal executive offices)
817-462-4091
(Registrant’s Telephone Number)

GameState Entertainment Inc.
(Former name of registrant)

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2005, the Company entered into the material agreements described under Item 3.02 below.

Item 3.02. Unregistered Sales of Securities.

On May 23, 2005, the Company closed on a USD $750,000 financing (the "Financing").

The Financing (described in part below) was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Attached as Exhibit 9.01(a), please find a Subscription Agreement related to the Financing.

In consideration of the Company receiving from accredited investors (the "Investors") gross proceeds, net of commissions to a placement agent (the "Placement Agent"), legal fees and costs associated with the Financing, of $647,422.50, the Company issued:

Convertible Notes

The Investors received 12 month convertible notes (the "Notes") bearing simple interest at 10% annually. The Notes are convertible into the Company's common stock at a price equal to the lesser of $.30 or seventy percent (70%) of the average of the three lowest closing bid prices for the 30 days preceding a conversion. There are many additional rights related to the Notes, all of which are contained in the attached Exhibit 9.01(b).

Warrants

The Investors and the Placement Agent received three (3) separate series of warrants: Series A, Series B and Series C.

The Series A Warrants allow the holder to purchase Company common shares, for a period of 15 months, at a price of $.25 per share. The Series B Warrants allow the holder to purchase Company common stock, for a period of 60 months, at 115% of the Fixed Conversion Price contained in the Notes. The Series C Warrants allow the holder to purchase Company common stock, for a period of 60 months, at 500% of the Fixed Conversion Price contained in the Notes.

There are many additional rights contained in each of the above warrants, all of which are contained in the attached Exhibits 9.01(c)(d) and (e).

In addition to the Notes and Warrants, and all of them, the Company executed: a Guaranty Agreement (attached hereto as Exhibit 9.01(f), two Security Agreement agreements (one for the Company and another for Quest Oil Canada, Inc., a subsidiary of the Company) (attached as Exhibits 9.01(g) and (h), respectively). One debtholder (the "Subordinator"), who holds an obligation (the "Debt") of approximately $50,000, executed a Subordination Agreement (attached as Exhibit 9.01(i)) whereby the Subordinator agreed to give the Investors certain priority rights over his Debt.

The Company entered into the Financing as a result of it's needs to access operational cash to complete the development of the Company's chief oil and gas asset (Acadia North).

The Company has agreed to file a registration statement within 30 days in order to register the common shares underlying the Notes and the Warrants.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of May 17, 2005, Bob Martin resigned as a member of the Quest Oil Corporation Board of Directors. At the time of his resignation, Mr. Martin did not cite a material disagreement with the Company.

Item 8.01. Other Events

On April 21, 2005, the Company issued 9,225,252 restricted common shares in consideration of the retirement of more than $461,000 in debt.

Item 9.01. Financial Statements and Exhibits.

Exhibits

(a) Subscription Agreement
(b) Form of Convertible Note
(c) Series A Common Stock Purchase Warrant
(d) Series B Common Stock Purchase Warrant
(e) Series C Common Stock Purchase Warrant
(f) Guaranty Agreement
(g) Security Agreement (Parent)
(h) Security Agreement (Subsidiary)
(i) Subordination Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST OIL CORPORATION

Date: May 23, 2005                By: /s/ Cameron King
Cameron King
Director and CFO

Date: May 23, 2005                By: /s/ Rod Bartlett
Rod Bartlett
President and CEO